Clyvia
CLYVIA TECHNOLOGY GMBH

Clyvia Technology GmbH
Clyvia Technology GmbH Friedrich-List-Allee 10 D-41844 Wegberg-Wildenrath
Friedrich-List-Allee 10
D-41844 Wegberg-Wildenrath
Tel.: +49 2432 893626
Fax: +49 2432 893629
Email: info@clyvia-tec.com
www.clyvia-tec.com

Wegberg, November 23rd, 2005

Dr. Manfred Sappok
Geldernerstr. 94
47918 St. Toenis

Employment Contract

Dear Dr. Sappok,

We are pleased to advise you that your salary will be increased to € 5,000.000 effective January 1st, 2006.

Yours truly,

Clyvia Technology GmbH

Dieter Wagels
[Signature]

Managing Director:
Dr. Manfred Sappok
Dieter Wagels

Local district court Erkelenz
HRB 11047

Tax and revenue office Erkelenz
Tax no.: 208/5702/0689

Banking information:
Sparkasse Krefeld (Branch code 320 500 00)